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                  AGREEMENT AND PLAN OF MERGER



                          BY AND AMONG



                        LOCKWAVE, INC.,

                          IMOJO, INC.,

                   AUDIOMONSTER ONLINE, INC.



                              AND



                           AMOL INC.



                   DATED:  SEPTEMBER 25, 2000



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                  AGREEMENT AND PLAN OF MERGER



     This  Agreement and Plan of Merger (the "Agreement"),  dated

September  25,  2000,  is  made and entered  into  by  and  among

Lockwave, Inc., a Delaware corporation ("Lockwave"), Imojo, Inc.,

a  Delaware  corporation and the owner of all of the  outstanding capital  stock  of  Lockwave  (the  "Shareholder"),  Audiomonster

Online,  Inc., a Nevada corporation ("Audiomonster"),  and  AMOL,

Inc.,  a  Delaware  corporation and  wholly-owned  subsidiary  of

Audiomonster ("AMOL").



                           BACKGROUND



     Whereas,  Lockwave=s authorized capital consists  of  10,000 shares of common stock, $.01 par value per share, and all of  the issued  and outstanding shares of the Common Stock (the AShares@)

are owned by the Shareholder; and



     Whereas,   Lockwave   is  engaged   in   the   business   of

incorporating  virtual  storage  and  an  MP3  player  into   one

traveling web-based application targeting the MP3 generation (the

"Business"); and



     Whereas,  the  respective Boards of Directors  of  Lockwave,

Audiomonster and AMOL, have approved the merger of AMOL with  and into  Lockwave  (the "Merger") with Lockwave being the  surviving corporation,  upon the terms and subject to the  conditions  more fully set forth herein.



     Now,  Therefore, and in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                           ARTICLE I

                 The Merger and Related Matters



     Section  1.1.    The  Merger.   Subject  to  the  terms  and

conditions  of  this Agreement, Articles of Merger duly  executed and acknowledged shall be filed in the office of the Secretary of

State of the State of Delaware on the Closing Date (as defined in

Article  IV)  or as soon as practicable thereafter.   The  Merger

shall  become effective upon such filing (the "Effective  Time").

At  the  Effective  Time,  AMOL shall be  merged  with  and  into

Lockwave,   and   Lockwave  shall  continue  as   the   surviving

corporation  under  the  laws  of the  State  of  Delaware  (such continuing corporation sometimes hereinafter referred to  as  the

"Surviving Corporation").



     Section 1.2.   Effect of Merger.  At the Effective Time, the

effect  of  the  Merger shall be as provided  in  the  applicable

provisions  of  the  laws of the State of  Delaware.   Except  as

herein specifically set forth, the identity, existence, purposes,

powers, objects, franchises, privileges, rights and immunities of

Lockwave  shall continue unaffected and unimpaired by the  Merger and  the corporate franchises, existence and rights of AMOL shall be  merged with and into Lockwave, and Lockwave, as the Surviving

Corporation,  shall be fully vested therewith.  At the  Effective

Time,  the  separate  existence  of  AMOL  shall  cease  and,  in accordance  with  the  terms  of this  Agreement,  the  Surviving

Corporation shall possess all the rights, privileges,  immunities and franchises, of a public, as well as of a private, nature, and all  property,  real, personal and mixed, and all  debts  due  on whatever  account,  including subscriptions to  shares,  and  all taxes,  including those due and owing and those accrued, and  all other  choses in action, and all and every other interest  of  or belonging  to  or  due to Lockwave and AMOL shall  be  taken  and deemed  to  be  transferred  to, and  vested  in,  the  Surviving

Corporation without further act or deed; and all property, rights and  privileges,  powers and franchises and all and  every  other interest  shall  be thereafter effectually the  property  of  the

Surviving Corporation as they were of Lockwave and AMOL.   Except

as  otherwise  provided herein, the Surviving  Corporation  shall thenceforth be responsible and liable for all the liabilities and obligations  of  Lockwave and AMOL and  any  claim  existing,  or action or proceeding pending, by or against Lockwave or AMOL  may be  prosecuted  as  if  the Merger had not taken  place,  or  the

Surviving Corporation may be substituted in their place.  Neither the  rights  of  creditors nor any liens  upon  the  property  of

Lockwave or AMOL shall be impaired by the Merger, and all  debts,

liabilities and duties of Lockwave and AMOL shall attach  to  the

Surviving  Corporation, and may be enforced against the Surviving

Corporation to the same extent as if said debts, liabilities  and

duties   had  been  incurred  or  contracted  by  such  Surviving

Corporation.



     Section  1.3.    Articles of Incorporation of the  Surviving

Corporation.   The Articles of Incorporation of Lockwave,  as  in

effect immediately prior to the Closing, shall be the Articles of

Incorporation of the Surviving Corporation.



     Section 1.4.   By-Laws of the Surviving Corporation.  The By-

Laws  of Lockwave, as in effect immediately prior to the Closing,

shall   be  the  By-Laws  of  the  Surviving  Corporation   until

thereafter amended as provided by law.



     Section  1.5.    Directors  and Officers  of  the  Surviving

Corporation.   At  the  Effective Time,  Paul  Steo  and  Gregory

Corcoran  shall  be  the directors of the Surviving  Corporation,

each  of such directors to hold office, subject to the applicable provisions  of the Articles of Incorporation and By-Laws  of  the

Surviving   Corporation,  until  the  next  annual  shareholders=

meeting  of  the Surviving Corporation and until their respective

successors shall be duly elected or appointed and qualified.   At

the  Effective  Time, the officers of Lockwave,  subject  to  the applicable  provisions of the Articles of Incorporation  and  By-

Laws of the Surviving Corporation, shall be as designated by  the

Board  of  Directors  of  the Surviving Corporation  until  their respective  successors  shall be duly elected  or  appointed  and qualified.



     Section  1.6.    Manner of Conversion.  As of the  Effective

Time:



                (a)   all  of  the Shares which  are  issued  and

     outstanding  immediately prior to  the  Effective  Time,  by virtue  of the Merger and without any action on the part  of

     the  holder  thereof,  automatically  shall  be  deemed   to

     represent the right to receive the Merger Consideration,  as provided in Section 1.7 hereof;



                (b)   all  Shares which are held by  Lockwave  as

treasury stock shall be canceled and retired and no consideration shall be delivered or paid in exchange therefore; and



               (c)  each share of the capital stock of AMOL shall

be cancelled and in exchange therefore, 1,000 shares of Lockwave,

Inc. shall be issued to Audiomonster.



     Section  1.7.    Merger  Consideration.   The  consideration

payable  by  Audiomonster to the Shareholder or its designees  in connection  with  the Merger shall be (i) Three  Million  Dollars

($3,000,000) in cash (the ACash Portion@) ($100,000 of which  has been previously paid to the Shareholder) and (ii) an aggregate of

Four   Million  Five  Hundred  Thousand  (4,500,000)  shares   of

Audiomonster common stock (the AShare Portion@ and together  with

the  Cash  Portion,  the  AMerger  Consideration@).   The  Merger

Consideration shall be payable or delivered to the Shareholder or its designees as follows:



                 (a)   At  the  Closing,  on  the  Closing  Date,

Audiomonster  shall pay to the Shareholder or  its  designees  by wire  transfer  of  immediately available funds,  to  an  account designated  in  writing by the Shareholder or its designees,  One

Hundred Fifty Thousand Dollars ($150,000).  The remainder of  the

Cash Portion shall be payable to the Shareholder or its designees by  wire  transfer of immediately available funds to  an  account designated in writing as follows:

                    (i)  $500,000 on or before November 4, 2000;
                    (ii) $750,000 on or before December 4, 2000;
                    (iii)$500,000 on or before  January 4, 2001;
                    (iv) $500,000 on or before February 4, 2001;and
                    (v)  $500,000 on or before March 4, 2001.


                    Any  payment due on a day which is not a  day

in which banks are open for business in the United States will be due on the next business day.



               (b)  At the Closing, all of the outstanding shares

of  the  Surviving Corporation (the "Escrowed Shares")  shall  be endorsed  in blank by Audiomonster and placed in escrow with  the escrow  agent  ("Escrow  Agent") named in  the  Escrow  Agreement between Audiomonster, AMOL and the Shareholder, substantially  in the  form  attached hereto as Exhibit A (the "Escrow Agreement").

The Escrowed Shares shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.



               (c)  No later than (45) days after the delivery to

Audiomonster  of  any  required audited financial  statements  of

Lockwave,  Audiomonster  shall file a registration  statement  on

Form  SB-2  (or  other applicable form) with the  Securities  and

Exchange Commission ("SEC") relating to the resale of Two Million

Five  Hundred  Thousand (2,500,000) shares of the Share  Portion.

In the event Audiomonster fails to file the registration required hereby  in  accordance with the time frame provided, Audiomonster shall issue to the Shareholder or its designees One Hundred Sixty

Two  Thousand  Five Hundred (162,500) shares of common  stock  of

Audiomonster  per  month  until such  time  as  the  registration statement is filed with the SEC.



                           ARTICLE II

         Representations And Warranties of Lockwave And

                        The Shareholder



     Lockwave  and  the  Shareholder hereby  make  the  following representations and warranties to AMOL and Audiomonster:

     Section 2.1.   Organization.  Lockwave is a corporation duly

organized, validly existing and in good standing under  the  laws of  the State of Delaware and is duly authorized to carry on  the

business  presently  conducted by it.   All  of  the  issued  and

outstanding shares of capital stock of Lockwave are owned by  the

Shareholder free and clear of all liens and encumbrances  of  any

kind.   The  Shares represent all of the issued  and  outstanding

shares,  of  all types or classes, of Lockwave and there  are  no

outstanding   options,  warrants,  convertible  or   exchangeable

securities or other rights to purchase shares of capital stock of

Lockwave.



     Section 2.2.   Pending Claims.



                (a)  There is no litigation, suit, action, claim,

arbitration,  administrative or legal  or  other  proceeding,  or governmental  investigation pending  or,  to  Lockwave=s  or  the

Shareholder=s knowledge threatened, against Lockwave relating  to the  Business  and  there are no unasserted  claims  possible  of assertion involving the Business of which Lockwave has notice  or knowledge;



                (b)   There  are  no  audits  by  a  governmental

authority, claims for unpaid taxes of any kind, or other  similar actions,  proceedings  or  disputes  pending  or,  to  Lockwave=s knowledge, threatened against or affecting the Business;



                (c)   There are no unpaid judgments of  any  kind

against Lockwave or the Shareholder relating to the Business; and



                (d)   Neither  Lockwave nor the  Shareholder  are

charged  with  or,  to either the Company=s or the  Shareholder=s knowledge  threatened, with a charge or violation or,  to  either

Company=s   or   the  Shareholder=s  knowledge,   is   it   under

investigation  with  respect  to any  alleged  violation  of  any provision  of  any  federal,  state,  local  or  foreign  law  or administrative ruling or regulation relating to any aspect of the

Business.



                (e)   To  the best knowledge of Lockwave and  the

Shareholder, there are no liabilities or potential liabilities of

Lockwave  which  in the aggregate exceed Fifty  Thousand  Dollars

($50,000).



     Section  2.3.   Title to Assets.  Lockwave is the  sole  and

exclusive owner of, and has good and marketable title to, all  of its assets, rights, properties, claims, contracts and business of every  kind,  nature,  character and  description,  tangible  and intangible,  personal, real or mixed, wherever located,  wherever located, free and clear of all liens, mortgages, pledges, claims,

encumbrances, security interests, covenants, easements, rights of way,  equities,  options, rights of first  refusal,  assessments,

defects  in title, encroachments, charges or any other burden  of restriction  of any kind or nature (collectively,  "Liens");  and

(b)  no other person, firm or corporation has or will have on the

Closing Date any interest whatsoever in any of such assets.   The

assets  of  Lockwave are identified on Schedule 2.3  hereof  (the

"Assets").



     Section  2.4.    No  Breach  or Violation.   The  execution,

delivery  and  performance  of  this  Agreement  and  any   other

agreements  contemplated hereby between  the  parties  hereto  by

Lockwave and the consummation of the transactions contemplated by this  Agreement or any other agreements contemplated hereby  will not  (a) result in or constitute a breach or an event that,  with notice  or  lapse of time or both, would be a default, breach  or other  violation  of  the  articles of incorporation,  bylaws  of

Lockwave;  (b) violate (with or without the giving of  notice  or the  lapse  of  time or both), or require any consent,  approval,

filing  or  notice  under, any provision  of  any  law,  rule  or regulation,  court  or administrative order,  writ,  judgment  or decree applicable to Lockwave, the Business or any of the Assets,

and (c) with or without the giving of notice or the lapse of time or  both  (i) violate or conflict with, or result in the  breach,

suspension  or termination of any provision of, or  constitute  a default  under, or result in the acceleration of the  performance of  the  obligations of any of Lockwave under, or (ii) result  in the  creation  of  any  Liens upon all  or  any  portion  of  the

properties,  assets  (including  the  Assets)  or  the   Business

pursuant to, the articles of incorporation or bylaws of Lockwave,

or  any  indenture,  mortgage, deed of trust,  lease,  agreement,

contract  or instrument to which Lockwave is a party or by  which

Lockwave, its Assets or business is bound.



     Section  2.5.   Corporate Documents.  Lockwave has furnished

to  Audiomonster for its examination true and correct  copies  of the  articles  of  incorporation,  bylaws  and  minute  books  of

Lockwave.



     Section  2.6.   Conduct of Business.  From the date of  this

Agreement until full payment of the Cash Portion, Lockwave  shall operate the Business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary  efforts to  preserve  intact the Business, its relationships  with  third parties,  all memberships, if any, that it presently  holds,  the

goodwill  it  has  accrued  and  the  services,  to  the   extent

practicable, of its existing officers, employees, and directors.

Section 1.1.

                          ARTICLE III

    Audiomonster's and AMOL's Representations and Warranties



     Audiomonster and AMOL each represent and warrant to Lockwave and  the  Shareholder, their respective successors  and  assigns,

that:



     Section  3.1.   Organization.  Audiomonster is a corporation

duly  organized, existing and in good standing under the laws  of the  State of Nevada, and is not presently and has not since  its incorporation  been  the  subject of any governmental  or  quasi-

governmental  inquiry or review which would materially  adversely effect  its  business  or operations, nor  to  the  knowledge  of

Audiomonster,   is  any  such  inquiry  or  review   pending   or

threatened.   AMOL is a corporation duly organized, existing  and

in good standing under the laws of the State of Delaware.



     Section  3.2.    Authority.  Each of Audiomonster  and  AMOL

have  taken all necessary corporate action on its part as may  be required  under the laws of the jurisdiction of organization  and under  its charter documents to authorize the execution, delivery and  carrying out of this Agreement on behalf of Audiomonster and

AMOL, respectively.



     Section  3.3.    Authority and Enforceability.  Audiomonster

and  AMOL  each  have the full right, power, legal  capacity  and authority  to enter into and perform their respective obligations under this Agreement.  The execution, delivery and performance by

Audiomonster and AMOL of this Agreement and any other  agreements

contemplated  hereby  and  the  consummation  by  them   of   the

transactions  contemplated  hereby and  thereby  have  been  duly authorized by Audiomonster as the sole shareholder of AMOL and by the  Board  of Directors of Audiomonster.  No other corporate  or stockholder action is necessary for the authorization, execution,

delivery  and  performance  by  Audiomonster  and  AMOL  of  this

Agreement   and   any  other  agreements  between   the   parties

contemplated hereby and the consummation by Audiomonster and AMOL

of   the  transactions  contemplated  hereby  or  thereby.   This

Agreement  has  been duly executed and delivered by  Audiomonster and  AMOL  and constitutes a valid and legally binding obligation of  Audiomonster and AMOL, enforceable against each  of  them  in accordance with the terms hereof.



     Section  3.4.    No  Breach  or Violation.   The  execution,

delivery  and  performance  of  this  Agreement  and  any   other

agreements  contemplated hereby between  the  parties  hereto  by

Audiomonster  and  AMOL and the consummation of the  transactions

contemplated   by   this  Agreement  or  any   other   agreements

contemplated hereby will not (a) result in or constitute a breach or  an event that, with notice or lapse of time or both, would be

a   default,  breach  or  other  violation  of  the  articles  of incorporation  or  bylaws of Audiomonster or  AMOL;  (b)  violate

(with  or  without the giving of notice or the lapse of  time  or both),  or require any consent, approval, filing or notice under,

any   provision  of  any  law,  rule  or  regulation,  court   or

administrative  order,  writ, judgment or  decree  applicable  to

Audiomonster  or  AMOL;  and (c) with or without  the  giving  of notice or the lapse of time or both violate or conflict with,  or result  in the breach, suspension or termination of any provision of,  or constitute a default under, or result in the acceleration of the performance of any obligations of Audiomonster or AMOL.

Section 1.1.

     Section  3.5.   Capitalization.  As of the date hereof,  the

authorized  capital  stock  of  Audiomonster  consists  of  Fifty

Million (50,000,000) shares of Common Stock, par value $.001  per share  (the "Common Stock"), of which 13,805,000 shares of Common

Stock  have been validly issued and outstanding, fully  paid  and

nonassessable  (excluding  the  Share  Portion  of   the   Merger

Consideration).   The  Company has no obligation  (contingent  or

other) to purchase, redeem or otherwise acquire any of its equity securities, or any interest therein or to pay any dividend or  to make  any other distribution in respect thereof.  Except for this

Agreement,  there are no voting trusts or agreements, shareholder

agreements,   buy-sell  agreements,  rights  of  first   refusal,

preemptive  rights  or  proxies relating  to  any  securities  of

Audiomonster  (whether or not Audiomonster is a  party  thereto).

All of the outstanding securities of Audiomonster were issued  in compliance with all applicable Federal and state securities laws.

Audiomonster holds no shares of capital stock in its treasury.



     Section  3.6.    Liabilities.   To  the  best  knowledge  of

Audiomonster,  there are no liabilities or potential  liabilities of Audiomonster that are not included in the financial statements of  Audiomonster dated as of June 30, 2000 which in the aggregate

exceed  Fifty  Thousand Dollars ($50,000).   The  parties  hereto

acknowledge  that there are $1,655,000 in convertible  debentures which  are  expected,  on or immediately  after  Closing,  to  be converted  to  1,655,000 shares of common stock of  Audiomonster.

The parties acknowledge that these shares of common stock are not included in Section 3.5 above.



     Section  3.7.    Each of the documents filed by Audiomonster

with   the  SEC  (including  all  financial  statements  included therein)  (the  "SEC  Filings") at the  time  of  filing  thereof conformed with the requirements of the Securities Act of 1933, as amended  and  the Rules and Regulations promulgated thereto,  and none  of  the SEC Filings at the time of filing thereof contained an  untrue  statement of a material fact or omitted  to  state  a material fact required to be stated therein and necessary to make the  statements therein in light of the circumstances under which they were made, not misleading.



                           ARTICLE IV

                          The Closing



     The   closing  ("Closing")  of  the  Merger  and  any  other

transactions contemplated by this Agreement shall take  place  at the  law offices of Westerman Shapiro, Draghi & Miller, LLP,  600

Old  Country Road, Suite 500, Garden City, New York 11530 at 9:00

a.m., on September 25, 2000, or at such other place and time  and on  such  other  date, as the parties may agree upon  in  writing

("Closing Date").





                           ARTICLE V

                     Conditions to ClosinG

     The obligations of Lockwave and the Shareholder to engage in the  transactions contemplated by this Agreement are  subject  to

the   fulfillment  to  the  satisfaction  of  Lockwave  and   the

Shareholder,  prior to or at the Closing Date, of  the  following condition:

     (a)    Audiomonster shall deliver or cause to  be  delivered

Three Million Six Hundred Twenty-Five Thousand (3,625,000) shares of Audiomonster common stock to the Shareholder or its designees.

All  such shares shall be subject to Ademand@ registration rights exercisable  by  the  Shareholder  or  its  designees  and  their respective  assigns  at  any  time after  the  Closing  Date  and

"piggyback"   registration  rights   in   accordance   with   the

registration  rights  agreement  between  Audiomonster  and   the

Shareholder substantially in the form attached hereto as  Exhibit

B (the "Registration Rights Agreement").



                           ARTICLE VI

             POST CLOSING COVENANTS OF AUDIOMONSTER

     Immediately  following the Closing or as soon thereafter  as is  reasonably  practicable, Audiomonster shall  take  all  steps necessary  to  ensure that it Board of Directors is comprised  of

Paul  Steo and Gregory Corcoran, each of such directors  to  hold office,  subject to the applicable provisions of the Articles  of

Incorporation and By-Laws of Audiomonster until the  next  annual shareholders= meeting of Audiomonster and until their  respective successors shall be duly elected or appointed and qualified.





                          ARTICLE VII

     Obligations of Lockwave and the Shareholder at Closing

     At the Closing, Lockwave or the Shareholder (as the case may

be)  shall  deliver or cause to be delivered to Audiomonster  the following  in  a  form and substance reasonably  satisfactory  to

Audiomonster:



     Section 7.1.   Deliveries.  Imojo or Lockwave shall execute,

acknowledge,  deliver and cause to be executed, acknowledged  and delivered to Audiomonster:



               (a)  Stock certificates for all of the Shares duly

endorsed  for  transfer  or accompanied by  duly  executed  stock powers executed in blank;



               (b)  A Certificate of Merger;



               (c)  The Escrow Agreement; and



               (d)  The Registration Rights Agreement.



           Section  7.2.   Corporate Good Standing and  Corporate

Resolution.  Lockwave shall deliver to Audiomonster a Certificate of  Good  Standing from the Secretary of State  of  Delaware  for

Lockwave,  together with a certified copy of the  resolutions  of

the   Board   of  Directors  of  Lockwave  and  the  Shareholder,

authorizing  the  execution, delivery and  consummation  of  this

Agreement  and  the execution, delivery and consummation  of  all other agreements and documents executed in connection herewith.

Section 1.1.

                          ARTICLE VIII

        Obligations of AMOL and Audiomonster at Closing



     At  Closing, AMOL or Audiomonster (as the case may be) shall deliver or cause to be delivered to the Shareholder the following

in   a   form  and  substance  reasonably  satisfactory  to   the

Shareholder:



     Section  8.1.    Merger Consideration.   Audiomonster  shall

deliver  to  the  Shareholder  or its  designees  cash  or  other immediately available funds in the aggregate amount of  the  Cash

Portion specified herein, the Share Portion to be transferred  to the Shareholder or its designees, and shall deliver to the Escrow

Agent the Escrowed Shares as specified herein.



     Section  8.2.    AMOL  and/or  Audiomonster  shall  execute,

acknowledge,  deliver and cause to be executed, acknowledged  and delivered to Audiomonster:



               (a)  A Certificate of Merger;



               (b)  The Escrow Agreement; and



               (c)  The Registration Rights Agreement.



          Section 8.3.   Corporate Good Standing and Certified Board

Resolutions.  AMOL and Audiomonster shall deliver to  Lockwave  a

Certificate of Good Standing from the Secretary of the  State  of

Delaware  for  AMOL and Nevada for Audiomonster and  a  certified copy  of  the resolutions of the Boards of Directors of AMOL  and

Audiomonster  approving this Agreement and  consummation  of  the transactions contemplated hereby.



                           ARTICLE IX

                         Miscellaneous



          Section 9.1.   Expenses.  Each party shall bear its own

     expenses   in  connection  with  this  Agreement   and   the

     transactions contemplated hereby.



          Section  9.2.    References  to  Dollar  Amounts.   All

     references  in  this Agreement to dollar  amounts  shall  be deemed  to  mean  United States dollars unless  specifically indicated otherwise.



          Section 9.3.   Headings.  The subject headings  of  the

     sections, paragraphs and subparagraphs of this Agreement are included  for  purposes of convenience only, and  shall  not affect  the  construction or interpretation of  any  of  its provisions.



           Section  9.4.    Entire  Agreement,  Modification  and

Waiver.   This Agreement, together with the agreements referenced

herein  or  contemplated hereby, constitute the entire  agreement

between  the  parties  pertaining  to  its  subject  matter   and

supersede    all    prior    and   contemporaneous    agreements,

representations   and  understandings   of   the   parties.    No

supplement, modification or amendment of this Agreement shall  be binding unless executed in writing by all the parties.  No waiver of  any  of the provisions of this Agreement shall be deemed,  or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver  shall be binding unless executed in writing by the  party making the waiver.



           Section  9.5.   Counterparts.  This Agreement  may  be

executed  simultaneously  in one or more  counterparts,  each  of which  shall  be  deemed an original, but all of  which  together shall constitute one and the same instrument.



           Section  9.6.    Rights of Parties.  Nothing  in  this

Agreement,  whether expressed or implied, is intended  to  confer any  rights  or remedies under or by reason of this Agreement  on any  persons  other than the parties to it and  their  respective successors  and  assigns,  nor  is  anything  in  this  Agreement intended  to relieve or discharge the obligation or liability  of any  third persons to any party to this Agreement, nor shall  any provision  give  any third persons any right  of  subrogation  or action over or against any party to this Agreement.



            Section   9.7.     Assignment.   Neither   AMOL   nor

Audiomonster shall assign this Agreement to any person other than an  Affiliate or successor without the prior written  consent  of

Imojo.  Subject to the previous sentence, this Agreement shall be binding on, and shall inure to the benefit of, the parties to  it and their respective heirs, legal representatives, successors and permitted  assigns.  The Shareholder shall be free to assign  its right  to  receive payments under Section 1.7 to any  party  upon delivery of written notice thereof to Audiomonster not less  than two  (2)  days prior to the Closing Date; provided however,  that the  Shareholder may not assign any other right, or delegate  any obligation  hereunder,  without  the  prior  written  consent  of

Audiomonster.    Any  assignment  or  attempted   assignment   in

violation of the provisions of this Section 9.7 shall be void.



          Section 9.8.   Remedies.  Each party=s obligation under

this  Agreement  is unique.  If any party should default  in  its obligations  under this Agreement, the parties  each  acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other  available  rights  or remedies,  may  sue  in  equity  for specific  performance, and the parties each expressly  waive  the defense that a remedy in damages will be adequate.



           Section  9.9.   Effect of Certain Actions.  No  action

taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party,  shall be  deemed to constitute a waiver by the party taking such action of  compliance  with any representation, warranty,  condition  or agreement contained herein.



           Section  9.10.   Notices.  All notices,  requests  and

other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served  personally  on  the party (including  without  limitation service  by overnight courier service) to whom notice  is  to  be given,  or on the third day after mailing if mailed to the  party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the  date  of service if delivered by facsimile to the  facsimile number set forth below which facsimile is confirmed within  three days  by  deposit of a copy of such notice in first  class  mail,

registered or certified, postage prepaid at the address set forth

below.   Any  party may change its address for purposes  of  this

paragraph by giving the other parties written notice of  the  new address in the manner set forth above.



     If  to Lockwave       47 Mall Drive
     or                    Unit 5
     to Shareholder:       Commack, NY 11725
                           Attn: Mr. Corey Morrison

     with a copy to:       Westerman Shapiro Draghi & Miller, LLP
                           600 Old Country Road
                           Suite 500
                           Garden City, NY 11530
                           Attn: Alan C. Ederer, Esq.

     If to Audiomonster    Suite 200
     or to AMOL:           1311 Howe Street
                           Vancouver, B.C.
                           Canada V6Z 2P3

     With copies to:       Audiomonster Online, Inc.
                           Suite 200, 311 Howe Street
                           Vancouver, B.C.
                           Attn:  Mr. Gregory Corcoran
                           Tel. No.:  (604) 691-1765
                           Fax No.:   (604 608-4722




           Section 9.11.  Severability.  If any provision of this

Agreement   shall   be  declared  by  any  court   of   competent

jurisdiction  to  be  illegal, void or unenforceable,  all  other provisions  of  this  Agreement shall not be affected  and  shall remain in full force and effect.



           Section  9.12.  Definition of Affiliate.  As  used  in

this Agreement the term  "Affiliate" as to any person, means  any other  person, that, directly or indirectly, through one or  more intermediaries,  controls, is controlled by or  is  under  common control with such person.



           Section  9.13.  Governing Law; Venue.  This  Agreement

shall be construed in accordance with, and governed by, the  laws of  the  State  of  New  York as applied to  contracts  that  are executed and performed entirely in New York.  The parties  hereby agree  that  any  action, suit, arbitration or  other  proceeding arising  out  of or related to this Agreement shall  be  brought,

maintained and conducted only in New York, and each party  hereby irrevocably consents and submits to the personal jurisdiction  of and  venue  in the United States District Court for  the  Eastern

District  of New York and the New York State Courts in  any  such proceeding.



           Section  9.14.   Legal Fees.  In the event  any  legal

action or proceeding is instituted to enforce or interpret any of the  provisions of this Agreement, the prevailing party shall  be entitled to reasonable attorneys' fees.



           Section  9.15.  Schedules and Exhibits.  The Schedules

and  Exhibits attached to this Agreement are a part hereof as  if fully set forth herein.



          Section 9.16.  Time of Essence.  Time is of the essence

for  each and every provision of this Agreement where time  is  a factor.



     In Witness Whereof, the parties to this Agreement have duly executed it as of the day and year first set forth above.



                              Lockwave, Inc.

                              By: /s/Corey Morrison
                              Corey Morrison, on behalf of
                              Lockwave, Inc. as CEO of Imojo,
                              Inc.


                              Imojo, Inc.

                              By: /s/ Corey Morrison
                              Corey Morrision, CEO


                              Audiomonster Online, Inc.

                              By: /s/ Greg Corcoran
                              Greg Corcoran, President


                              AMOL Inc.

                              By: /s/ Greg Corcoran
                              Greg Corcoran, President



                            EXHIBIT A
                        ESCROW AGREEMENT


          THIS ESCROW AGREEMENT, made and entered into as of this 25th day of September, 2000 (this "Agreement"), by and among AUDIOMONSTER ONLINE, INC., a Nevada corporation ("Audiomonster"), LOCKWAVE, INC. ("Lockwave"), AMOL INC., a Delaware corporation ("AMOL"), IMOJO, INC., a Delaware corporation ("iMojo") and WESTERMAN SHAPIRO DRAGHI & MILLER, LLP (hereinafter referred to as the "Escrow Agent").

                      W I T N E S S E T H:

          WHEREAS, Audiomonster, AMOL, Lockwave and iMojo are all parties to a certain merger agreement of even date herewith (the
"Merger Agreement"); and

          WHEREAS, pursuant to the Merger Agreement, Audiomonster has agreed to place all of the issued and outstanding shares of Lockwave common stock in escrow until all amounts due to iMojo (or its designees) under the Merger Agreement have been paid.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. Appointment of Escrow Agent. The parties hereby appoint Westerman Shapiro Draghi & Miller, LLP as Escrow Agent in accordance with the terms and conditions of this Agreement and Westerman Shapiro Draghi & Miller, LLP hereby accepts such appointment as Escrow Agent.

           2. Deposit of Escrow Shares. On the date hereof, Audiomonster shall deposit all of the issued and outstanding shares of Lockwave (endorsed in blank or together with stock power of attorney endorsed in blank) with the Escrow Agent (the "Escrow Shares").

           3. Release or Termination of Escrow. The parties hereto expressly agree that the escrow created by this Agreement shall operate and work as follows and the Escrow Agent covenants and agrees to hold, record, and distribute the Escrow Shares with the instructions set forth in Paragraph 3(a) or to act in accordance with the instructions set forth in Paragraph 3(b) as follows:

                (a) At such time as iMojo (or its designees) shall have received all payments due under the Merger Agreement, the Escrow Agent shall return the Escrow Shares to Audiomonster.

                (b) In the event that Audiomonster shall fail to make any payment to iMojo for its designees under the Merger
Agreement when due, the Escrow Agent shall release the Escrow Shares to iMojo within five (5) days of receipt of written notice from iMojo provided that Audiomonster was provided a copy of such notice and provided that Audiomonster does not dispute that it has failed to make any payments.

           4. Termination of Escrow. Upon the delivery and transfer of the Escrow Shares as provided in Paragraph 3(a) or Paragraph 3(b), this Escrow Agreement shall be terminated; provided, however, that Sections 5 through 12 hereof shall survive such expiration and termination.

          5. Dispute Among Parties. In the event that a dispute arises among the parties hereto with respect to the terms of this Escrow Agreement or any other matter related hereto, and such dispute between the parties hereto is sufficient, in the sole and exclusive discretion of the Escrow Agent, to justify its doing so, the Escrow Agent shall tender into the registry or custody of any court of competent jurisdiction the Escrow Shares, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged from all further duties and liabilities under this Escrow Agreement or may retain the Escrow Shares until, in its sole discretion, it believes the parties hereto have resolved their dispute.

           6.  Further Assurances.  At any time and from time  to
time  the  parties agree to take such actions and to execute  and
deliver  such  documents  as  may  be  reasonably  necessary   to
effectuate the purposes and intent of this Agreement.

           7. Reliance by the Escrow Agent on Third Parties. In performing its obligations hereunder, the Escrow Agent may act in reliance upon any instrument or signature in good faith believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give a notice, request, consent or instruction or acknowledge receipt in connection with the provisions hereof has been duly authorized to do so and that the same is properly made or given. The Escrow Agent may rely upon any order, judgment, certification, demand or other writing delivered to it without being required to determine the propriety or validity thereof or of the service thereof or the jurisdiction of any court.

           8. Escrow Agent Resignation. The Escrow Agent may resign and thereupon be discharged of its duties as Escrow Agent hereunder by giving written notice thereof to the parties hereto. Such resignation shall not take effect until the expiration of 30 calendar days after the giving of such notice or the earlier receipt by the resigning Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by each of the parties hereto and the delivery by the resigning Escrow Agent to such successor of all Escrow Shares then held by the resigning Escrow Agent hereunder or if no successor is appointed, by delivery of such Escrow Shares to a court of competent jurisdiction and it shall thereby be discharged of its duties and responsibilities hereunder, the parties hereto consenting and submitting to the personal jurisdiction of said court and agreeing to waive all rights to contest said jurisdiction in connection with any such action by the resigning Escrow Agent or any matter arising out of this Agreement or in connection therewith. In the event that the Escrow Agent shall resign and be discharged as aforesaid, the resigning Escrow Agent shall be free to act as counsel to a party hereto or any of its affiliates or shareholders with respect to any and all actions and disputes in which such party or any of its affiliates or shareholders may have an interest adverse to that of the other parties. The parties hereby acknowledge their awareness that the Escrow Agent has acted as counsel to Lockwave and its affiliated persons or entities and hereby waive any objection to any past or future representation.

          9. Escrow Agent's Duties. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion in any particular manner or for any other reason, except for its gross negligence or willful neglect.

          10.  Liability of Escrow Agent; Legal Process.

                (a) The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto. In the event of any controversy or dispute arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall not incur any liability for any action or omission to act by it in good faith. The good faith of the Escrow Agent shall be conclusively presumed with respect to any action or omission taken by it in accordance with the advice of independent counsel selected by such Escrow Agent.

                (b) The Escrow Agent may institute or defend any action or legal process involving any matter referred to herein which in any manner affects such Escrow Agent or its obligations or liabilities hereunder, as the case may be, but shall not be required to institute or defend such action or process unless or until requested to so do by all of the affected parties hereunder (other than any party who has instituted such action), and then only upon receiving full indemnity of an amount and of such character as the Escrow Agent shall require, against any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind in relation thereto.

           11. Indemnification of Escrow Agent. Each of the parties jointly and severally agree to save harmless, defend and indemnify the Escrow Agent, acting in its capacity as Escrow Agent, against any and all losses, liabilities, claims, costs, damages, judgments, attorneys' fees, expenses, obligations, taxes, assessments, actions, suits or charges made against the Escrow Agent which it may incur or sustain in carrying out its responsibilities hereunder, otherwise than as a result of its gross negligence or willful neglect.

           12. Notices. All notices, demands, requests and communications required or contemplated hereunder shall be effective only if given in writing and shall be deemed to have been given when delivered by personal service or sent by nationally recognized express delivery service or express mail, or three days after being deposited in the mail and sent by registered or certified mail, postage prepaid, addressed, in the in case of express delivery or mail, as follows:

          If to Escrow Agent:

          Westerman Shapiro Draghi & Miller, LLP
          600 Old Country Road - Suite 500
          Garden City, NY 11530
          Attn: Alan C. Ederer, Esq.
          Tel. No.: (516) 622-9200
          Fax No.: (516) 622-9212

          If to Audiomonster:

          Audiomonster Online, Inc.
          Suite 200, 311 Howe Street
          Vancouver, B.C.
          Attn:  Mr. Gregory Corcoran
          Tel. No.:  (604) 691-1765
          Fax No.:   (604 608-4722

          If to iMojo:

          47 Mall Drive, Unit 5
          Commack, NY 11725
          Attn:  Mr. Corey Morrison

           13. Disclaimer. The Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable for the sufficiency or correctness as to form, manner of execution, validity or enforceability of any instrument deposited under this Agreement, nor as to the identity, authority, or rights of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrow Shares received by it as Escrow Agent and for the transfer and delivery of the same in accordance with this Agreement.

          14.  Miscellaneous.

           14.1   No  Third-Party Beneficiary.  Nothing  in  this
Agreement expressed or implied is intended or shall be construed upon or given to any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

           14.2 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

           14.3   Successors and Assigns.  The provisions  hereof
shall  inure  to the benefit of and be binding upon  the  parties
hereto   and   their  respective  successors,  heirs,  executors,
administrators, and assigns.

           14.4 No Waiver. No course of dealing between any of the parties hereto and no delay or failure in exercising any rights hereunder shall operate as a waiver of or otherwise prejudice any rights of a party hereunder.

          14.5 Removal of Escrow Agent. The Escrow Agent may be removed with the written consent of all parties.

          14.6 Lien on Escrowed Shares. The Escrow Agent may not place any lien or encumbrance on the Escrow Shares except in connection with non-payment of its fees, if any, in its capacity as Escrow Agent.

          14.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          14.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written Agreement, representations, promises or course of dealings.

          14.9 Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing executed by the parties hereto.

          14.10 Headings, etc.   The headings of the various
                subdivisions of this Agreement are for convenience of reference only and shall not define nor limit or otherwise affect any of the terms or provisions hereof. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

        14.11 Jurisdiction; Service. (a) It is hereby irrevocably agreed that all actions, suits or proceedings between the parties hereto arising out of, in connection with or relating to this Agreement, or the interpretation, performance or breach thereof, shall be exclusively heard and determined in, and the parties do hereby irrevocably submit to the exclusive jurisdiction of the Supreme Court of the State of New York, in the County of Nassau, or in the United States District Court for the Eastern District of New York. The parties also agree that a final judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby unconditionally waive any objection which either of them may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any of the aforesaid courts, and waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto further agree that service of process in any such action, suit or proceeding shall be made in the manner herein provided for the service of notices, agree to consent to and accept such service of process, and waive their rights to statutory service of process.

                (b) Notwithstanding clause (a), a party may institute and prosecute to judgment in any court of competent jurisdiction, an action, suit or proceeding to enforce any judgment rendered pursuant to clause (a).

          14.12 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Counterpart Signature Page to Escrow Agreement



      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

                                   WESTERMAN SHAPIRO DRAGHI
                                        & MILLER, LLP

                                   By: /s/ Alan Ederer
                                   Alan Ederer


                                   AUDIOMONSTER ONLINE, INC.

                                   By: /s/ Greg Corcoran
                                   Greg Corcoran, President


                                   LOCKWAVE, INC.

                                   By: /s/ Corey Morrison
                                   Corey Morrison, on behalf of
                                   Lockwave, Inc. as
                                   CEO of Imojo, Inc.


                                   AMOL, INC.

                                   By: /s/ Greg Corcoran
                                   Greg Corcoran, President


                                   IMOJO, INC.

                                   By: /s/ Corey Morrison
                                   Corey Morrison, CEO



                            EXHIBIT B

                 REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 25, 2000, by and among Audiomonster Online, Inc.,

a Nevada corporation (the "Company"), and iMojo, Inc., a Delaware corporation ("iMojo").



     For good and valuable consideration, the receipt and

sufficiency of which are hereby acknowledged, the parties

intending to be legally bound hereby agree as follows:



     1.   Certain Definitions.  As used in this Agreement, unless

the context otherwise requires the following terms shall have the following respective meanings:



          "Commission" shall mean the Securities and Exchange

Commission or any other federal agency at the time administering the Securities Act.



          "Common Stock" shall mean the Common Stock, par value

$.001 per share, of the Company.



          "Exchange Act" shall mean the Securities Exchange Act

of 1934, as amended, or any similar successor Federal statute,

and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.





          "Holder" shall mean, except as specifically provided in

Section 3 hereof, any Investor holding Registrable Stock and any other Person holding shares of Registrable Stock to whom the rights under this Agreement have been transferred in accordance with Section 11.



           "Initiating  Holders" shall mean Holders  who  in  the

aggregate are Holders of not less than forty percent 40%  of  the outstanding Registrable Stock.



          The terms "register", "registered" and "registration"

shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.



          "Person" shall mean any individual, corporation,

association, partnership, limited liability company, trust or estate, organization, business, government or agency or political subdivision thereof or any other entity.



          "Registrable Stock" shall mean, except as specifically

provided in Section 3 hereof, shares of Common Stock issued to

iMojo (or its designees) pursuant to a Merger Agreement among

Lockwave, Inc., AMOL Inc., iMojo and the Company dated even date herewith which have not been previously registered under the

Securities Act.



          "Registration Expenses" shall mean the expenses so

described in Section 6.



          "Securities Act" shall mean the Securities Act of 1933,

as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.



          "Selling Expenses" shall mean the expenses so described

in Section 6.



     2.   Demand Registration.     (a) At any time after the

execution of this Agreement, the Initiating Holders may request in writing that the Company register under the Securities Act all or any portion of the shares of Registrable Stock held by such

Initiating Holders for sale in the manner specified in such

notice provided that the shares of Registrable Stock for which such registration has been requested.  Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within sixty (60) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Holders of

Registrable Stock shall have been entitled to join pursuant to

Sections 3 or 4 and in which there shall have been effectively registered and sold all shares of Registrable Stock as to which registration shall have been so requested.



          (b)  Following receipt of any notice under this Section

2, the Company shall immediately notify all Holders of

Registrable Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act,

for public sale in accordance with the method of disposition specified in such notice from requesting Holders, the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company from all other Holders within thirty (30) days after the receipt of such notice given by the

Company to such Holders).  Notwithstanding the foregoing, in the event that the Board of Directors in good faith determines that it would be detrimental to the Company or its stockholders to proceed immediately with a public offering, the Company may defer its obligations under this Section 2 for a period of up to ninety

(90) days from the date of the receipt of the initial request.



          (c)   The Company shall be obligated to register

Registrable Stock pursuant to this Section 2 on not more than two occasions only in respect of any one investor; provided, however,

that such obligation shall be deemed satisfied only when a

registration statement covering all shares of Registrable Stock specified in the notice (which have not subsequently been

withdrawn by the Holders giving such notice) received as

aforesaid for sale in accordance with the method of disposition specified by the requesting Holders, shall have become effective.



          (d)  If the method of disposition shall be an

underwritten public offering, the Company may designate the

managing underwriter of such offering, subject to the approval of the Initiating Holders, such approval not to be unreasonably withheld.



          (e)  The Company shall be entitled to include in any

registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the

Initiating  Holders, shares of Common Stock to be sold by the

Company for its own account, except as and to the extent that, in the written opinion (a copy of which shall be delivered to the

Holders) of the managing underwriter (if such method of

disposition shall be an underwritten public offering), such

inclusion would adversely affect the marketing of the Registrable

Stock to be sold, and except that (i) the number of shares of

Registrable Stock to be included in such underwriting shall not be reduced unless all other securities are first entirely

excluded from the underwriting and (ii) if shares of Common Stock are to be so included for the account of the Company, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 3 and not a registration pursuant to this Section 2.



          (f)  The Company will not file with the Commission any

other registration statement with respect to its Common Stock,

whether for its own account or that of other stockholders (other than with respect to the filing of a Form S-8 to register

securities issuable under the Company's stock option or incentive plans), from the date of receipt of a notice from requesting

Holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby but in no event shall such forbearance continue past the date six months following the effective date of registration made pursuant to this Section 2.



     3.   Incidental Registration.  If the Company at any time

(other than pursuant to Section 2 or Section 4) proposes to

register any of its securities under the Securities Act, whether for its own account or for the account of other security holders or both, it shall each such time give prompt prior written notice to all Holders of outstanding Registrable Stock of its intention to do so and of such Holders' rights hereunder.  Upon the written request of any such Holder, received within thirty (30) days after the mailing of any such notice given by the Company, to register any of its Registrable Stock (which request shall state the intended method of disposition thereof), the Company shall use its best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Stock.  In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common

Stock, the number of shares of Registrable Stock to be included in such an underwriting may be reduced pro rata among the

requesting Holders if and to the extent that the managing

underwriter shall be of the opinion (a written copy of which shall be delivered to the Holders) that such inclusion would materially adversely effect the marketing of the securities to be sold by the Company under such registration statement.  The

number of registrations to which Holders may join pursuant to this Section 3 is unlimited.



     4.   Registration on Form S-3.  (a) The Company shall use

its best efforts to qualify for registration on Form S-3, or any successor or similar form (including registering its Common Stock under the Exchange Act following its initial public offering).

At any time after the Company has qualified or is otherwise

eligible for the use of Form S-3, or any successor or similar form, the Holders of Registrable Stock may, in addition to their rights under Sections 2 and 3, request the Company to effect unlimited registrations on Form S-3 with respect to all or any portion of the shares of Registrable Stock held by such Holders for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within one hundred twenty (120) days after the effective date of a registration statement filed by the

Company covering a firm commitment underwritten public offering in which the Holders of Registrable Stock shall have been

entitled to join pursuant to Section 2 or 3 and in which there shall have been effectively registered and sold all shares of

Registrable Stock as to which registration shall have been so requested.



          (b)  Promptly following receipt of any notice under

this Section 4, the Company shall immediately notify all Holders of Registrable Stock from whom notice has not been received and shall use its diligent best efforts promptly to effect the

registration on Form S-3 or any successor or similar form, in accordance with the method of disposition specified in such

notice from such Holders, with respect to the number of shares of

Registrable Stock specified in such notice (and in all notices received from other Holders within thirty (30) days after their receipt of such notice from the Company).  If the registration to be effected pursuant to this Section 4 is to be an underwritten public offering, the Company may designate the managing

underwriter of such offering, subject to the approval of the requesting Holders, such approval not be unreasonably withheld.



          (c)  If in the opinion (a written copy of which shall

be provided to the Holders) of the managing underwriter, market conditions require a limitation on the number of shares to be underwritten, and if the total amount of securities that all

Holders request pursuant to this Section 4 to be included in such offering exceeds the amount of securities that the underwriters reasonably believe are compatible with the success of the

offering, the Company shall only be required to include in the offering the amount of securities of such Holders that the

underwriters believe will not jeopardize the success of the

offering, and such amount shall be allocated among such holders in proportion to the respective number of shares of Registrable

Stock held by each of such holders.  All shares of Registrable

Stock that are so excluded from the underwriting shall not be required to be so registered.  The Company shall not file with the Commission any other registration statement with respect to its securities, whether for its own account or that of other stockholders (other than with respect to the filing of a Form S-8 to register securities issuable under the Company's stock option or incentive plans) from the date of receipt of a notice from such Holders pursuant to this Section 4 until the completion of the period of distribution of registration contemplated thereby,

but in no event shall such forbearance continue past the date six months following the effective date of registration made pursuant to this Section 4.]



     5.   Registration Procedures.  If and whenever the Company

is required by the provisions of Sections 2, 3 or 4 to effect the registration of any shares of Registrable Stock under the

Securities Act, the Company shall at its cost and expense, as expeditiously as possible:



          (a)  prepare in conformity with the requirements of the

Securities Act and (as promptly thereafter as practicable and in any event within 120 days after the first request) file with the

Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2, shall be on

Form S-1, SB-2, S-3 (if the Company is eligible) or other form of general applicability satisfactory to the managing underwriter and the Holders) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby

(determined as hereinafter provided);



          (b)  prepare in conformity with the requirements of the

Securities Act and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the

Securities Act with respect to the disposition of all Registrable

Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;



          (c)  furnish to each seller of Registrable Stock and to

each underwriter such number of copies of the registration

statement and of each amendment and supplement thereto (in each case including exhibits) and the prospectus included therein

(including each preliminary prospectus) and any other prospectus filed under Rule 424 or Rule 430 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents (in each case including all exhibits) as such

Persons reasonably may request;



          (d)  use its best efforts to register or qualify the

Registrable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter shall reasonably

request and to keep such registrations or qualifications in

effect for so long as such registration statement remains in effect, and to take such other action as may be reasonably

necessary or advisable to enable such seller to consummate the disposition in such jurisdiction of the securities owned by such

Seller; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact

business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction; and provided further however, that if any such jurisdiction requires that the expenses of qualification be borne by the selling stockholders, then expenses shall be payable pro rata as so required, notwithstanding anything to the contrary herein.



          (e)  use its best efforts (i) to list all securities

covered by such registration statement on any securities exchange on which any of such securities is then listed or (ii) in the event such securities are not so listed to have such Registrable

Stock qualified for inclusion on The Nasdaq National Market, if such securities are then so qualified or (iii) in the event such securities are not so listed or qualified, to have such

securities qualified for inclusion on the Nasdaq System;



          (f)  immediately notify each seller of Registrable

Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the receipt of any stop order or thereafter of a proceeding for such purpose or of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller promptly prepare to furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not

misleading in light of the circumstances then existing;





          (g)  notify the Holders participating in such

registration, promptly after it shall receive notice thereof (i)

of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such

registration statement has been filed and (ii) of any request by the Commission for the amending or supplementing of such

prospectus or registration statement;



          (h)  furnish to each seller of Registrable Stock and

the underwriters, if any, (i) an opinion of counsel representing the Company for the purposes of such registration, dated the effective date of such registration, addressed to the

underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that

(A) to the best knowledge of such counsel, no stop order

suspending the effectiveness thereof has been issued and no

proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or

supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the

underwriters or by such seller or its counsel and (ii) a "comfort letter" dated the effective date of such registration statement from the independent public accountants certifying the financial statements in such registration statement,  addressed to the underwriters and to such seller, stating that they are

independent public accountants within the meaning of the

Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement

thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters

(including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters and Sellers reasonably may request;



          (i)  make available for inspection by each seller of

Registrable Stock, any underwriter participating in any

distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information

reasonably requested by any such seller, underwriter, attorney,

accountant or agent in connection with such registration

statements;



          (j)  otherwise use its best efforts to comply with all

applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably

practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall

satisfy the provisions of Section 11(a) of the Securities Act,

and will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof which do not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder; and



          (k)  provide and cause to be maintained a transfer

agent for all Registrable Stock covered by such registration statement and a CUSIP number for all such Registrable Stock, in each case not later than the effective date of such registration statement.



     For purposes of Section 5 and of Section 2(d), the period of distribution of Registrable Stock in a firm commitment

underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable

Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and one hundred eighty (180) days after the effective date

thereof.



     In connection with each registration hereunder, the sellers of Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed

distribution by them as the Company shall reasonably request in writing and as shall be reasonably required in order to comply with Federal and applicable state securities laws (subject to the proviso in Section 5(d)) in connection with the registration of

Registrable Stock.



     In connection with each registration pursuant to Sections 2,

3 or 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such

underwriter and companies of the Company's size and investment stature; provided, however, that no such seller of Registrable

Stock shall be required to make any representations or warranties or agreements other than representations, warranties and

agreements regarding such Holder, such Holder's Registrable Stock and the intended method of distribution and provided further that such Holders may require that any or all representations,

warranties, conditions precedent and other agreements by the

Company for the benefit of the underwriter shall also be for the benefit of such Holders.



     6.   Expenses.  All expenses incurred by the Company in

complying with Sections 2, 3 or 4 including, without limitation,

all registration and filing fees, printing expenses, duplicating,

word processing, messenger and delivery expenses, fees and

disbursements of counsel for the Company and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of

Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and

disbursements of one counsel for the sellers of Registrable Stock for a "due diligence" examination of the Company and a review of all related documents, but excluding (i) any compensation of regular employees of the Company which shall be paid in any event by the Company and (ii) Selling Expenses, are referred to herein as "Registration Expenses".  All underwriting discounts and

selling commissions applicable to the sale of Registrable Stock are referred to herein as "Selling Expenses".



          The Company will pay all Registration Expenses in

connection with all registration statements under Sections 2, 3 or 4.  All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 shall be borne by the

participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company

(except to the extent the Company shall be a seller) as they may agree.  Notwithstanding the foregoing, in the event that the requesting Holders provide notification to the Company of their intention to withdraw the registration request, such Holders shall be responsible for all expenses otherwise payable by the

Company pursuant to this Section prior to such withdrawal or, in lieu of accepting such responsibility, such Holders shall forfeit their right to require the Company to pay such expenses in

connection with any future requested registration under this

Agreement.



     7.   Indemnification and Contribution.  (a) In the event of

a registration or qualification of any of the Registrable Stock under the Securities Act pursuant to the provisions of this

Agreement, the Company shall and hereby does indemnify and hold harmless each seller of such Registrable Stock thereunder, its legal counsel and accountants and each underwriter of such

Registrable Stock thereunder and each other Person, if any, who controls such seller or underwriter within the meaning of the

Securities Act and Exchange Act laws, against any losses, claims,

damages or liabilities, joint or several, to which such seller,

legal counsel, accountant, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, State securities laws or otherwise, insofar as such losses, claims,

damages or liabilities (or actions or proceedings, whether

commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the

Securities Act and any preliminary prospectus or final prospectus or summary prospectus or other document contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the

statements therein not misleading, or (ii) any violation by the

Company of any federal, State or common law rule or regulation applicable to the Company in connection with any such

registration or qualification and the Company, and will reimburse each such seller, each such legal counsel or accountant, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage,

liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by any such seller, any such underwriter or any such controlling Person in writing duly executed by such seller or underwriter, as the case may be, specifically stating that it is for use in such registration statement or prospectus.



          (b)  In the event of a registration of any of the

Registrable Stock under the Securities Act pursuant to the

provisions of this Agreement, each seller of such Registrable

Stock thereunder, severally and not jointly, will to the extent permitted by law indemnify and hold harmless the Company, each

Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, each officer of the

Company who signs the registration statement, each director of the Company, each underwriter and each Person who controls any underwriter within the meaning of the Securities Act and the

Exchange Act, against all losses, claims, damages or liabilities,

joint or several, to which the Company or such officer, director,

underwriter or controlling Person may become subject under the

Securities Act, insofar as such losses, claims, damages or

liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities

Act pursuant to the provisions of this Agreement, any preliminary prospectus or final prospectus contained therein, or any

amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the

statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling

Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss,

claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company duly executed by such seller stating that it is specifically for use in such

registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the

proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration

statement bears to the total public offering price of all

securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable

Stock covered by such registration statement.



          (c)  Promptly after receipt by an indemnified party

hereunder of notice of the commencement of any action, such

indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the

indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any

liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is actually

prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and,

after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such

indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of

investigation and of liaison with counsel so selected; provided,

however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the

indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate

counsel and to assume such legal defenses and otherwise to

participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as

incurred.  No indemnifying party, in defense of any such action,

shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving, by the claimant or plaintiff, to such indemnified party of a release from all liability in respect to such action.



          (d)  In order to provide for just and equitable

contribution in circumstances in which the indemnification

provided for in Section 7 is for any reason held to be

unavailable from the Company to an indemnified party with respect to any loss, liability claim, damage or expense referred to

therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (including any

investigation, legal and other expense incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any

contribution received by the Company from persons other than the indemnified parties, such as Persons who control the Company within the meaning of the Securities Act or the Exchange Act,

officers of the Company who signed the registration statement and directors of the Company, who may also be liable for

contribution)  in such proportion as is appropriate to reflect

(i) the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in

connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations, and (ii) the relative benefits to such parties.  The relative fault of the indemnifying party and of the indemnified party shall be determined by

reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative

intent, knowledge, access to information and opportunity to

correct or prevent such statement or omission.  For purposes of this Section 7(d), each Person, if any, who controls, within the meaning of the Securities Act or the Exchange Act, any

indemnified party shall have the same rights to contribution as such indemnified party, and each Person, if any, who controls the

Company within the meaning of the Securities Act or the Exchange

Act, each officer of the Company who shall have signed the

registration statement and each director of the Company shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom

contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section

7(d).  The provisions of Section 7 shall survive the termination of this Agreement and the registration of all Registrable Stock.



     8.   Changes in Common Stock.  (a) If, and as often as,

there is any change in the Common Stock by way of a stock split,

stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted

hereby shall continue with respect to the Common Stock as so changed.



          (b)  The Company will not effect or permit to occur any

combination or subdivision of shares which would materially

adversely affect the ability of Holders of Registrable Stock to include such Registrable Stock in any registration of its

securities contemplated by this Agreement or the marketability of such Registrable Stock under any such registration.



     9.     Rule  144  Reporting.   For  the  purpose  of  making

available  the benefits of certain rules and regulations  of  the

Commission  which  may  at  any  time  permit  the  sale  of  the

Registrable Stock to the public without registration (but  in  no way  reducing the rights of Holders hereunder relating to  effect any  registrations),  at  all  times  after  90  days  after  any registration  statement covering a public offering of  securities of  the  Company  under  the Securities  Act  shall  have  become effective, or at all times after the Common Stock of the  Company shall  initially  be registered pursuant to the  requirements  of

Section  12 of the Exchange Act, the Company agrees at  its  cost and expense to use its best efforts to:



           (a)   make  and keep public information available,  as

those  terms  are understood and defined in Rule  144  under  the

Securities Act;



           (b)   file with the Commission in a timely manner  all

reports  and  other documents required of the Company  under  the

Securities Act and the Exchange Act;



           (c)   furnish  to  each Holder of  Registrable  Stock,

promptly upon request, a written statement by the Company  as  to its  compliance with the reporting requirements of such Rule  144

and  of  the Securities Act and the Exchange Act, a copy of   the

most  recent annual or quarterly report of the Company, and  such other  reports  and  documents so filed by the  Company  as  such

Holder  may reasonably request in availing itself of any rule  or regulation  of the Commission allowing such Holder  to  sell  any

Registrable Stock without registration; and



           (d)  furnish to each Holder of Registrable Stock which

is  a  "qualified institutional buyer" within the meaning of Rule

144A under the Securities Act, promptly upon written request from such  Holder, such information as may be required under Rule 144A for  delivery  to  any prospective purchaser of  any  Registrable

Stock  in  order  to permit such Holder to avail  itself  of  the benefits  of the exemptions under the Securities Act afforded  by such Rule.



     10.  Additional Rights of Holders of Registrable Stock.  If

any registration statement of the Company refers to any Holder of

Registrable Stock by name or otherwise as the Holder of any

securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of Registrable Stock does not necessarily make such Holder a "controlling person" of the

Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company's debt or equity securities covered

thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the

Company, or (b) in the event that such reference to such Holder of Registrable Stock by name or otherwise is not required by the

Securities Act or any rules and regulations promulgated

thereunder, the deletion of the reference to such Holder.





     11.  Transfer or Assignment of Registration Rights.  The

rights to cause the Company to register a Holder's Registrable

Stock granted to each Holder by the Company under Section 2, 3 or

4 may be transferred or assigned by such Holder; provided that

(except in the case of transfers to affiliates) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement.



     12.  Miscellaneous. (a)  Except as otherwise provided

herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.



          (b)  All notices, requests, consents and other

communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested,

postage pre-paid, or by nationally recognized overnight courier addressed as follows:  (i)  if to the Company or any other party hereto, at the address of such party set forth in the Stock

Purchase Agreement; (ii) if to any subsequent Holder of

Registrable Stock, to it at such address as may have been

furnished to the Company in writing by such Holder; or, in any case, at such other address or addresses as shall have been

furnished in writing to the Company (in the case of a Holder of

Registrable Stock) or to the Holders of Registrable Stock (in the

case of the Company) in accordance with the provisions of this paragraph.



          (c)  This Agreement shall be governed by and construed

in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.



          (d)  Any dispute arising out of any matter involving

this Agreement shall be submitted to binding and non-appealable arbitration in accordance with the Commercial Rules of the

American Arbitration currently in effect and as hereinafter

modified.  If the parties to the arbitration are unable to agree on an arbitrator, an arbitrator will be selected pursuant to such rules.  Any such arbitration shall be held in Nassau County,

State of New York.  The arbitrator so selected must enforce the terms of this Agreement and must rule in accordance with New York law.  Judgment upon any award rendered by the arbitrators maybe entered in any court having jurisdiction.  The prevailing party in any such arbitration will be entitled to an award of its

reasonable attorneys' fees and expenses in connection with such arbitration and enforcement of any award or relief granted

therein.



          (e)   No failure to exercise and no delay in

exercising, on the part of the Company or any Holder of

Registrable Stock of any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power, or privilege.  No single or partial exercise by the Company or any such Holder of any right, power or privilege granted under this

Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.



          (f)  If any provision of this Agreement shall be held

to be illegal, invalid or unenforceable, such illegality,

invalidity or unenforceability shall attach only to such

provision and shall not in any manner affect or render illegal,

invalid or unenforceable any other provision of this Agreement,

and this Agreement shall be carried out as if any such illegal,

invalid or unenforceable provision were not contained herein.



          (g)  This Agreement constitutes the entire agreement of

the parties with respect to the subject matter hereof and

supersedes all prior agreements relating to the subject matter of this Agreement.  Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed,

discharged, waived or terminated except by an instrument in

writing signed by holders of a majority of the outstanding

Registrable Stock.



          (h)  This Agreement shall be deemed to have been

drafted by both the Company and the Investors and shall not be construed against either party as the principal draftsperson hereof.



          (i)  This Agreement may be executed in two or more

counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this Agreement to account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this

Registration Rights Agreement to be executed as of the date set forth above.


                              AUDIOMONSTER ONLINE, INC.

                              By: /s/ Greg Corcoran
                              Greg Corcoran, President


                              IMOJO, INC.


                              By: /s/ Corey Morrison
                              Corey Morrison, CEO